Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION
______________________________________________________________  COMPUWARE [LOGO]
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release
April 14, 2004

         Compuware to Provide Guidance for Fiscal Year 2005, Comment on
            Initial Results for Outstanding Fourth Quarter of FY `04

DETROIT--April 14, 2004--Compuware Corporation (NASDAQ: CPWR) today announced that the company will host a conference call to discuss its business projections for fiscal year 2005. Additionally, company executives intend to provide initial results on the call for the recently completed fourth quarter of fiscal year 2004.

"We're looking forward to providing our investors with more clarity about Compuware's business and our expectations for the coming year," said Peter Karmanos, Jr., Compuware Chairman and CEO. "We'll also provide some initial information on our results in the fourth quarter, which were excellent."

Conference Call

Compuware Corporation will host a conference call on Thursday, April 15 at 5:00 p.m. Eastern Time to discuss these matters. Interested parties in the United States should call 877-459-8388, while international callers should dial +1-484-630-8751. The passcode for the call is Compuware.

A webcast and replay will be available. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

                                       ###
Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations, Compuware Corporation, 313-227-7345


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Compuware to Provide Guidance for Fiscal Year 2005, Comment on Initial Results
for Outstanding Fourth Quarter of FY `04
April 14, 2004

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.